EXHIBIT 4.4

Rekor Systems, Inc.

and

Argent Institutional Trust Company,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of December 15, 2023

to the Indenture dated as of December 15, 2023

13.25% Series A Prime Revenue Sharing Notes due December 15, 2026

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of December 15, 2023, between Rekor Systems, Inc., a Delaware corporation (the “Company”), and Argent Institutional Trust Company, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee executed and delivered that certain Base indenture (the “Base Indenture”) and a First Supplemental Indenture to the Base Indenture (the “First Supplemental Indenture” and, together with the First Supplemental indenture and this Second Supplemental Indenture, the “Indenture”), each dated as of December 15, 2023 and providing for the issuance by the Company from time to time of Notes (as defined below) as provided in the Indenture;

WHEREAS, Section 7.1 of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture, without the consent of any Holders of Notes, to establish the form of Series A Note, as permitted by Section 2.1 of the Base Indenture, and to provide for the issuance of the Series A Notes (as defined below), as permitted by Sections 2.1 and 2.2 of the Base Indenture, and to set forth the terms thereof;

WHEREAS, the Company desires to execute this Second Supplemental Indenture, pursuant to Sections 2.1 and 8.1 of the Base Indenture, to establish the form and, pursuant to Sections 2.1 and 2.2 of the Base Indenture, as supplemented by the First Supplemental Indenture, to provide for the issuance of a series of its senior notes designated as its 13.25% Series A Prime Revenue Sharing Notes due December 15, 2026 (the “Series A Notes”), in an initial aggregate principal amount of $15,000,000. The Series A Notes are a series of securities as referred to in Sections 2.1 and 2.2 of the Base Indenture, as supplemented by the First Supplemental Indenture.

WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture;

WHEREAS, all things necessary have been done by the Company to make this Second Supplemental Indenture, when executed and delivered by the Company, a valid supplement to the Indenture; and

WHEREAS, all things necessary have been done by the Company to make the Series A Notes, when executed by the Company and authenticated and delivered in accordance with the provisions of the Indenture, the valid obligations of the Company;

NOW, THEREFORE, in consideration of the premises stated herein and the purchase of the Series A Notes by the Holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

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ARTICLE 1

APPLICATION OF FIRST SUPPLEMENTAL INDENTURE

Section 1.01 Application of First Supplemental Indenture.

Notwithstanding any other provision of this Second Supplemental Indenture, all provisions of this Second Supplemental Indenture are expressly and solely for the benefit of the Holders of the Series A Notes, and any such provisions shall not be deemed to apply to any other securities issued under the First Supplemental Indenture and shall not be deemed to amend, modify or supplement the First Supplemental Indenture for any purpose other than with respect to the Series A Notes. Unless otherwise expressly specified, references in this Second Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Second Supplemental Indenture as they amend or supplement the First Supplemental Indenture, and not the First Supplemental Indenture or any other document. All Series A Notes shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase.

ARTICLE 2

DEFINITIONS

Section 2.01 Certain Terms Defined in the Indenture.

For purposes of this Second Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the First Supplemental Indenture, as amended hereby.

Section 2.02     Definitions. For the benefit of the Holders of the Notes, the following terms shall have the meanings set forth in this Section 2.02:

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. For purposes of this definition, “Beneficially Owns” and “Beneficially Owned” shall have a correlative meaning.

“Form of Series A Note” has the meaning set forth in Section 3.01(b).

“Person” has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Physical Note” means permanent certificated Series A Note in registered form.

“Principal” or “Principal Amount” means, when referring to the principal or principal amounts of any Note, as set forth on the face of the Note as such amount may be reduced by any conversions, redemptions or otherwise pursuant hereto.

“Series A Notes” has the meaning specified in the recitals of this First Supplemental Indenture.

“Series A Global Note” means one or more Series A Notes in global form registered in the register in the name of a Depositary or a nominee thereof.

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ARTICLE 3

FORM AND TERMS OF THE NOTES

Section 3.01 Form and Dating.

(a) The Notes shall be known as designed as the “13.25% Series A Prime Revenue Sharing Notes due December 15, 2026” of the Company.

(b) The Series A Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto (the “Form of Series A Note”). The Series A Notes shall be executed on behalf of the Company by an Officer of the Company. The Series A Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Series A Note shall be dated the date of its authentication. The Series A Notes and any beneficial interest in the Series A Notes shall be in minimum denominations of $10,000 and integral multiples of $5,000 in excess thereof.

(c) The terms and notations contained in the Series A Notes shall constitute, and are hereby expressly made, a part of the Indenture, and the Company and the Trustee, by their execution and delivery of this Second Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(d) Book-Entry Provisions. This Section 3.01(d) shall apply only to the Series A Notes deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with this Section 3.01(d), authenticate and deliver the Series A Notes that shall be registered in the name of the Depositary or the nominee of the Depositary and shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions.

(d) Definitive Notes. $15,000,000 of the Series Notes shall be issued initially in the form of fully registered definitive Series A Notes and registered on the Note Register, duly executed by the Company and authenticated by the Trustee.

(e) Paying Agent. The Company initially appoints the Trustee as Paying Agent for the payment of the principal of (and premium, if any) and interest on the Series A Notes and the office of the Trustee at Argent Institutional Trust Company, 5901 Peachtree Dunwoody Road, Suite C495, Atlanta, GA 30328, is hereby designated as the Place of Payment where the Series A Notes may be presented for payment.

Section 3.02 Terms of the Series A Notes. The terms relating to the Series A Notes are as set forth in the Base Indenture, the First Supplemental Indenture and Exhibit A hereto.

Section 3.03 CUSIP Numbers. The Company in issuing the Series A Notes may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Series A Notes or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Series A Notes, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee, in writing, of any change in the “CUSIP” numbers.

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Section 3.04 Delivery of Series A Notes; Book-Entry Provisions for Series A Global Notes.

(a) The Company will initially issue physical certificates of the Series A Notes to individual Holders, and shall maintain the registrar of the Series A Notes in the name of the Holders thereof until such time as the Series A Notes gain Depository Trust Company eligibility and the Company is able to facilitate the Series A Notes in electronic book-entry form.

(b) A Series A Global Note may, but shall not initially, (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth on the face of the Form of Series A Note. The transfer and exchange of book-entry interests shall be effected through the Depositary, in accordance with the provisions of the Indenture and its Applicable Procedures. Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(c) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture in respect of any Series A Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Series A Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Series A Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(d) Transfers of the Series A Global Note shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of Beneficial Owners in a Series A Global Note may be transferred or exchanged, in whole or in part, for Physical Notes in accordance with the rules and procedures of the Depositary. In addition, Physical Notes shall be transferred to all Beneficial Owners in exchange for their beneficial interests in the Series A Global Note if (A) such Depositary has notified the Company (or the Company becomes aware) that the Depositary (i) is unwilling or unable to continue as Depositary for such Series A Global Note or (ii) has ceased to be a clearing agency registered under the Exchange Act when the Depositary is required to be so registered to act as such Depositary and, in either such case, no successor Depositary shall have been appointed within 90 days of such notification or of the Company becoming aware of such event; or (B) there shall have occurred and be continuing an Event of Default in respect of such Series A Global Note and the outstanding Notes shall have become due and payable pursuant to Section 5.2 of the First Supplemental Indenture and the Holders request that Physical Note be issued.

(e) In connection with any transfer or exchange of a portion of the beneficial interest in the Series A Global Note to Beneficial Owners pursuant to clause (c) of this Section 3.04, the Note Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the Principal Amount of the Series A Global Note in an amount equal to the Principal Amount of the beneficial interest in the Series A Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

(f) In connection with the transfer of the entire Series A Global Note to Beneficial Owners pursuant to clause (c) of this Section 3.04, the Series A Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each Beneficial Owner identified by the Depositary in exchange for its beneficial interest in the Series A Global Note, an equal aggregate Principal Amount of Physical Notes of authorized denominations and the same tenor.

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(g) The Holder of the Series A Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes

(h) The Trustee shall have no responsibility or obligation to any Beneficial Owner of a Series A Global Note, a member or, or a participant in the Depositary or other Person in respect of the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, in respect of any ownership interest in the Notes or in respect of the delivery to any participant, member, Beneficial Owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or in respect of such Notes. All notices and communications to be given to the Holders and all payment to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Series A Global Note). The rights of Beneficial Owners in any Series A Global Note shall be exercised only through the Depositary subject to its Applicable Procedures. The Trustee may rely on information furnished by the Depositary in respect of its Agent Members and any Beneficial Owners.

(i) The Series A Global Note shall be substantially in the form of Exhibit A hereto, but shall be preceded by the following legend:

“THIS SERIES A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO IS REGSITERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SERIES A GLOBAL NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SERIES A GLOBAL NOTE (OTHER THAN A TRANSFER OF THIS SERIES A GLOBAL NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTYATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.”

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ARTICLE 4

MISCELLANEOUS

Section 4.01     Trust Indenture Act Controls.  If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Second Supplemental Indenture by the Trust Indenture Act, the required provision shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Second Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 4.02     New York Law to Govern.  This Second Supplemental Indenture and the Series A Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.03     Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Second Supplemental Indenture. Delivery of an executed counterpart of a signature page to this Second Supplemental Indenture by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tif”) (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) shall be effective as delivery of a manually executed counterpart thereof.

Section 4.04     Severability. If any provision of this Second Supplemental Indenture or the Series A Notes shall be held to be illegal or unenforceable under applicable law, then the remaining provisions hereof shall be construed as though such invalid, illegal or unenforceable provision were not contained therein.

Section 4.05     Ratification.  The First Supplemental Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed. The Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Second Supplemental Indenture supersede any conflicting provisions included in the First Supplemental Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture.

Section 4.06     Effectiveness.  The provisions of this Second Supplemental Indenture shall become effective as of the date hereof.

Section 4.07     Trustee Makes No Representation.  The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act under this First Supplemental Indenture.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

REKOR SYSTEMS, INC.,
a Delaware corporation

By:	/s/ Eyal Hen
Name:	Eyal Hen
Title:	Chief Financial Officer

ARGENT INSTITUTIONAL TRUST COMPANY, as Trustee

By:	/s/ Paul Vaden
Name:	Paul Vaden
Title:	Vice President

[Signature Page to Second Supplemental Indenture]

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EXHIBIT A

FORM OF 13.25% SERIES A PRIME REVENUE SHARING NOTE DUE DECEMBER 15, 2026

No.: ____	Dated: December ___, 2023

CUSIP: 759419 AC8

ISIN: US759419AC85

$_____

FOR VALUE RECEIVED, the undersigned, Rekor Systems, Inc., a Delaware corporation (the “Maker”), PROMISES TO PAY to the order of _______________ (together with its successors and assigns, the “Payee”) the principal sum of ___________ dollars ($_______), together with interest at the rate specified below. This 13.25% Series A Prime Revenue Sharing Note due December 15, 2026 (the “Note”) is being issued pursuant to the Maker’s Prospectus Supplement filed with the U.S. Securities and Exchange Commission on December 12, 2023, and the terms of the Subscription Agreement of even date herewith by and between the Maker and the Payee.

1.

Principal and Term. The Outstanding Principal Balance (as defined herein) shall be due and payable in full on December 15, 2026 (the “Maturity Date”), or such sooner date either upon the redemption of the Note by the Maker or at the demand of the Payee as set forth in Section 2(c) hereof. The term “Outstanding Principal Balance” means, as of any date of determination, the principal amount of this Note that remains unpaid.

2.	Interest.

(a) Calculation; Payment of Interest. Simple interest shall accrue on the Outstanding Principal Balance at the fixed interest rate of 13.25% per annum from the date that the purchase funds have cleared. Interest shall be made to the Payee on a monthly basis by no later than the 15th day of the month following the month of accrual. Interest shall compound annually and shall be computed on the basis of a year consisting of 360 days, with payments each month consisting of the same amount regardless of the actual number of days in such month. Partial month calculations shall be done as nearly to pro rata as possible of that portion of the month remaining. Such calculations shall be made in the Maker’s sole discretion. Upon credit of the interest to Payee’s account, such interest shall be deemed paid in full.

(b) Payment of Outstanding Principal Balance. Payments of the Outstanding Principal Balance will be credited by the Maker to the Payee’s account on or prior to the repayment of the Note on the Maturity Date or such sooner date either upon the redemption of the Note by the Maker or at the demand of the Payee as set forth in Section 2(c) hereof. Upon credit of the Outstanding Principal Balance to the Payee’s account, the Outstanding Principal Balance shall be deemed paid in full.

(c) Redemption by Maker; Repayment at Payee’s Demand.

(i) Redemption by the Maker. The Note shall be redeemable in whole at any time or in part from time to time by the Maker upon five (5) days’ notice to the Payee at a redemption price equal to 106% of the Outstanding Principal Balance from and including December 16, 2024 through and including December 15, 2025, 103% of the Outstanding Principal Balance from and including December 16, 2025 through and including December 15, 2026, and 100% of the Outstanding Principal Balance thereafter, plus any accrued but unpaid interest up to but not including the date of redemption; provided, however, that the Note may not be redeemed prior to December 15, 2024 (the “Redemption Date”). Interest shall cease accruing on the Note on the Redemption Date. The Outstanding Principal Balance together with interest through the Redemption Date shall be credited to the Payee’s account within five (5) Business Days following the Redemption Date, upon which all amounts due under this Note shall be deemed paid in full. “Business Day” shall mean any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in New York, New York are authorized or required by law or other governmental action to close.

A-1

(ii) Repayment at Payee’s Demand upon a Change of Control. The Payee shall have the right to cause the Maker to repay the Note at any time upon five (5) days’ notice to the Maker at the repayment amount in cash equal to 100% of the Outstanding Principal Balance, plus any accrued but unpaid interest up to but not including the date of repurchase upon a Change of Control (the “Repayment Date”), as such term is defined below. Interest shall cease accruing on the Note on the Repayment Date. The Outstanding Principal Balance together with interest through the Repayment Date shall be credited to the Payee’s account within five (5) business days following the Repayment Date, upon which all amounts due under this Note shall be deemed paid in full. For purposes of the Change of Control offer provisions of this Note, “Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Maker’s assets and the assets of its subsidiaries, taken as a whole, to any person, other than the Maker or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the Maker’s outstanding voting stock or other voting stock into which the Maker’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the Maker consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Maker, in any such event pursuant to a transaction in which any of the Maker’s outstanding voting stock or the voting stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Maker’s voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (4) the adoption of a plan relating to the Maker’s liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) the Maker becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(a) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Maker’s voting stock immediately prior to that transaction, or (b) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

3. Security Interest. As security for the full and timely payment of the indebtedness of the Maker to the Payee in accordance with the terms hereof, the Maker has granted a security interest to the Payee as set forth in Section 11.2 (Pledge of the Revenue Account) of the First Supplemental Indenture.

4. Events of Default. If any one of the following events shall occur and be continuing (each, an “Event of Default”): (i) the Maker shall fail to pay as and when due in accordance with the terms hereof accrued but unpaid interest on this Note, and such failure shall continue for thirty (30) calendar days; (ii) the Maker shall fail to pay as and when due in accordance with the terms hereof any Outstanding Principal Balance (and premium, if any), and such failure shall continue for five (5) calendar days; (ii) the amount on deposit in the revenue account is less than the amount required to satisfy the interest reserve requirement (or, if applicable, the sinking fund requirement) on the first Business Day of two consecutive calendar months; and (iii) the Maker shall file a petition for relief or commence a proceeding under any bankruptcy, insolvency, reorganization or similar law (or its governing board shall authorize any such filing or the commencement of any such proceeding), have any liquidator, administrator, trustee or custodian appointed with respect to it or any substantial portion of its business or assets, make a general assignment for the benefit of creditors or generally admit its inability to pay its debts as they come due; then in any such event the Payee may, by notice to the Maker, declare the entire Outstanding Principal Balance together with all interest accrued and unpaid thereon to be immediately due and payable, whereupon this Note and all such accrued interest shall become and be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Maker. Notwithstanding the foregoing, if any event described in clause (ii) above shall occur, the entire Outstanding Principal Balance together with all interest accrued and unpaid thereon shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Maker.

A-2

5. Binding Effect; Assignment. This Note shall be binding upon the Maker and its successors and inure to the benefit of the Payee and its successors and assigns. The obligations of the Maker under this Note may not be delegated to or assumed by any other party, and any such purported delegation or assumption shall be null and void.

6. Miscellaneous.

(a) Both the Outstanding Principal Balance and interest are payable in lawful money of the United States of America. If any payment due hereunder falls on a Saturday, a Sunday or any other day on which commercial banks in New York, New York are authorized or required to close under applicable law, such payment shall be payable on the next succeeding business day, with interest accruing thereon until the date of payment thereof.

(b) If the Maker shall fail to pay any amount payable hereunder on the due date therefor, Maker shall pay all costs of collection, including, but not limited to, attorney’s fees and expenses, incurred by Payee on account of such collection.

(c) The Maker waives presentment, demand, protest and notice of any kind (including notice of presentment, demand, protest, dishonor and nonpayment). The Maker shall pay the Payee all sums which are payable pursuant to the terms of this Note without setoff, recoupment or deduction of any kind or for any reason whatsoever.

(d) No delay on the part of the Payee in exercising any option, power or right hereunder, shall constitute a waiver thereof, nor shall the Payee be estopped from enforcing the same or any other provision at any later time or in any other instance. No waiver of any of the terms or provisions of this Note shall be effective unless in writing, duly signed by the party to be charged. This Note shall not be modified except by a writing signed by both the Maker and the Payee.

(e) This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

(f) Transfer of Series A Notes. Subject to applicable securities laws, this Series A Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company. If this Series A Note is to be transferred, the Holder shall surrender this Series A Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Series A Note (in accordance with this Section 6(f)), registered as the Holder may request, representing the outstanding principal of this Series A Note being transferred by the Holder and, if less than the entire outstanding principal of this Series A Note is being transferred, a new Series A Note (in accordance with this Section 6(f)) to the Holder representing the outstanding principal of this Series A Note not being transferred. The Holder and any assignee, by acceptance of this Series A Note, acknowledge and agree that following redemption of any portion of this Series A Note, the outstanding principal represented by this Series A Note may be less than the principal stated on the face of this Series A Note. Whenever the Company is required to issue a new Series A Note pursuant to the terms of this Series A Note, such new Series A Note (i) shall be of like tenor with this Series A Note, (ii) shall represent, as indicated on the face of such new Series A Note, the principal remaining outstanding thereunder (or in the case of a new Series A Note being issued pursuant to this Section 6(f), the principal designated by the Holder which, when added to the principal represented by the other new Series A Notes issued in connection with such issuance, does not exceed the principal remaining outstanding under this Series A Note immediately prior to such issuance of new Series A Notes), (iii) shall have an issuance date, as indicated on the face of such new Series A Note, which is the same as the issuance date of this Series A Note, (iv) shall have the same rights and conditions as this Series A Note, and (v) shall represent accrued and unpaid interest on the principal from such issuance date.

(g) Indenture. The Series A Notes were issued under a Base Indenture, First Supplemental Indenture and Second Supplemental Indenture, each dated as of December 15, 2023 (the “Indenture”), each by and between the Company and Argent Institutional Trust Company, as trustee. The terms of the Series A Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect ion the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Series A Notes are subject to all such terms. Each Holder, by accepting a Series A Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

[Signature Page Follows]

A-3

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed as of the date first written above.

COMPANY:

REKOR SYSTEMS, INC.,
a Delaware corporation

By:
Name:
Title:

A-4

ASSIGNMENT FORM

To assign this Series A Note, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                       agent to transfer this Series A Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on this Series A Note)

A-5

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Series A Note is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated: _________________

Argent Institutional Trust Company, as Trustee

By:
Authorized Signatory

A-6

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common TEN ENT - as tenants by JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - . . .Custodian (Cust) (Minor) Under Uniform Gifts to the entireties Minor Act

(State)

Additional abbreviations may also be used though not in the above list.
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
(Please insert Assignee’s legal name)
(Please insert Social Security or other identifying number of Assignee)
(Please print or typewrite name and address including postal zip code of Assignee)

the within Series A Note of REKOR SYSTEMS, INC. and does hereby irrevocably constitute and appoint attorney to transfer the said Series A Note on the books of the Company, with full power of substitution in the premises.

Dated:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

[NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]

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